UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2018, Natera, Inc. (“Natera” or the “Company”) entered into an amendment and waiver (“Amendment”) to its credit agreement dated August 8, 2017 (“Credit Agreement”) with OrbiMed Royalty Opportunities II, L.P. (“OrbiMed”). The Credit Agreement provides for a $100,000,000 senior secured term loan facility, of which $75,000,000 was provided to Natera in August 2017 and the remaining $25,000,000 was to be provided at Natera’s request no later than December 31, 2018 (the “Delayed Draw”; collectively, the “Loans”). The Amendment increased the amount of the Delayed Draw to $50,000,000 and extended the deadline for the Delayed Draw to March 31, 2019. Upon the Delayed Draw, if any, the interest rate for the Loans will decrease to the sum of (i) 8.50% plus (ii) the higher of (x) the LIBO Rate for such Interest Period (as defined in the Credit Agreement) and (y) 1.00.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which Natera intends to file with the Securities and Exchange Commission as an exhibit to its next Annual Report on Form 10-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: January 7, 2019

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